Exhibit 23.2

Consent of TransAsia Lawyers, PRC Counsel

March 25, 2005

Sohu.com Inc.

Level 12, Vision International Center

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

Dear Sirs,

Annual Report on Form 10-K for year ended December 31, 2004

We hereby consent to the references to our firm under the heading “Government Regulation and Legal Uncertainties” in this Annual Report on Form 10-K.

Very truly yours,

/s/ Philip Qu
Philip Qu
Partner